SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 19, 2015

Multi-Color Corporation

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Ohio	0-16148	31-1125853
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)

4053 Clough Woods Dr., Batavia, Ohio	45103
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

Registrant’s telephone number, including area code (513) 381-1480

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Multi-Color Corporation convened its annual meeting of shareholders on August 19, 2015. The voting results on the proposals considered at the meeting are:

Proposal No. 1: Election of Directors

Name	Votes For	Votes Withheld	Broker Non-Votes
Ari J. Benacerraf	14,190,552	215,308	777,333
Robert R. Buck	10,666,481	3,739,379	777,333
Charles B. Connolly	9,967,276	4,438,584	777,333
Thomas M. Mohr	10,666,703	3,739,157	777,333
Simon T. Roberts	10,666,404	3,739,456	777,333
Nigel A. Vinecombe	14,220,411	185,449	777,333
Matthew M. Walsh	14,243,129	162,731	777,333

Proposal No. 2: Ratification of the Appointment of Grant Thornton LLP as Independent Registered Public Accounting Firm for Fiscal Year 2016

Votes For	15,161,099
Votes Against	11,560
Abstentions	10,534

Proposal No. 3: Advisory (Non-Binding) Approval of Executive Compensation

Votes For	14,107,114
Votes Against	271,272
Abstentions	27,474
Broker Non-Votes	777,333

Proposal No. 4: Increase the Number of Authorized Shares of Common Stock

Votes For	13,518,911
Votes Against	1,627,501
Abstentions	9,888
Broker Non-Votes	26,893

Item 8.01	Other Events.

On August 19, 2015, the Board of Directors (the “Board”) of the Company appointed Matthew M. Walsh as the new Chairman of the Audit and Finance Committee and a member of the Compensation and Organizational Development Committee. Charles B. Connolly, the previous Chairman, and Thomas M. Mohr, are no longer members of the Audit and Finance Committee.

The Board also appointed Charles B. Connolly as the new Chairman and Thomas M. Mohr as a member of the Nominating and Corporate Governance Committee. Mr. Connolly has been the acting Chairman of the Nominating and Corporate Governance Committee since the retirement of Roger A. Keller.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MULTI-COLOR CORPORATION

Date: August 24, 2015	By:	/s/ Sharon E. Birkett
	Name:	Sharon E. Birkett
	Title:	Vice President, Chief Financial Officer, Secretary